     As filed with the Securities and Exchange Commission on May 9, 1997
                                                       Registration No. 333-2810
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                                 VERIFONE, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                  _________              99-0206064
(STATE OF INCORPORATION)                               (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)

                          THREE LAGOON DRIVE, SUITE 400
                             REDWOOD CITY, CA 94065
                                 (415) 591-6500
   (Address, including zip code, and telephone number, including area code of
                    Registrant's principal executive offices)
                                 _______________

                                 HATIM A. TYABJI
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 VERIFONE, INC.
                          THREE LAGOON DRIVE, SUITE 400
                             REDWOOD CITY, CA 94065
                                 (415) 591-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________
                                   Copies to:

        WILLIAM G. BARMEIER, ESQ.               MICHAEL R. JACOBSON, ESQ.
   VICE PRESIDENT, GENERAL COUNSEL AND              COOLEY GODWARD LLP
                SECRETARY                          FIVE PALO ALTO SQUARE
              VERIFONE, INC.                        3000 EL CAMINO REAL
      THREE LAGOON DRIVE, SUITE 400                PALO ALTO, CA  94306
         REDWOOD CITY, CA  94065                      (415) 843-5000
             (415) 591-6500
           FAX (415) 598-4516

        Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

                      TERMINATION OF OFFERING AND REMOVAL
                         OF SECURITIES FROM REGISTRATION

     As of April 30, 1997, the Registrant completed the sale to the public of 29,303 shares of Common Stock of the Registrant pursuant to the Registration Statement and 122,017 shares of Common Stock remained available for sale thereunder.

     The Reorganization Agreement between the Registrant and the Selling Stockholders provided that the Registration Statement would remain effective until the earliest date upon which the Selling Stockholders were able to sell the shares of Common Stock under Rule 144 of the Securities Act of 1933, as amended. Since April 29, 1997, the Registrant is no longer obligated to keep the Registration Statement effective.

     Pursuant to an undertaking made in the Registration Statement, the Registrant hereby removes from registration 122,017 shares of Common Stock of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Redwood City, County of San Mateo, State of California, on May 9, 1997.


                                        VeriFone, Inc



                                        By: /s/ Joseph M. Zaelit
                                           -------------------------------------
                                             Joseph M. Zaelit
                                             Vice President, Finance and
                                             Administration and Chief Financial
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                              TITLE                                      DATE

     Hatim A. Tyabji*                  Director, Chairman of the                  May 9, 1997
------------------------------         Board, President and
     Hatim A. Tyabji                   Chief Executive Officer
                                       (principal executive officer)

     Joseph M. Zaelit*                 Senior Vice President,                     May 9, 1997
------------------------------         Finance and Administration, and
     Joseph M. Zaelit                  Chief Financial Officer
                                       (principal financial accounting
                                       officer)

     H. H. Haight IV*                  Director                                   May 9, 1997
------------------------------
     H. H. Haight IV

    J. Robert Harcharik*               Director                                   May 9, 1997
------------------------------
    J. Robert Harcharik

     Thomas E. Peterson*               Director                                   May 9, 1997
------------------------------
     Thomas E. Peterson

     John R. C. Porter*                Director                                   May 9, 1997
------------------------------
     John R. C. Porter



SIGNATURE                              TITLE                                      DATE

                                       Director                                   May __, 1997
------------------------------
     Clinton V. Silver

     A. Michael Spence*                Director                                   May 9, 1997
------------------------------
     A. Michael Spence


     R. Elton White*                   Director                                   May 9, 1997
------------------------------
     R. Elton White



* By: /s/ Joseph M. Zaelit
     -------------------------
     Joseph M. Zaelit
     Attorney-in-Fact